Exhibit 23.4

Phone +1 248 728 7000 ihsmarkit.com

15 Inverness Way East
Englewood, CO 80112 United States

June 24, 2022

Vinfast Trading and Production Joint Stock Company

Dinh Vu – Cat Hai Economic Zone

Cat Hai Town

Cat Hai District

Hai Phong City Vietnam

RE: Consent of IHS Markit

Dear Sirs & Madams:

We understand that Vinfast Trading and Production Joint Stock Company (the “Company”) is filing a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) which contains certain business and market information (the “Prospectus”) to support an initial public offering of securities by the Company (the “Offering”).

We hereby consent to the references to our name (including our marketing name “IHS Markit Automotive”) and the inclusion of information, data and statements from our Competitive EV Landscape and Benchmarking against Key BEV Players by specification, price and features and technology, and Battery Leasing/BaaS Analysis (the “Data”), as well as the citation of the Data, (i) in the Registration Statement and any amendments thereto, (ii) in the Prospectus, any amendments thereto, and any final or definitive versions thereof, (iii) in any written correspondences with the SEC, (iv) in any other future filings with the SEC by the Company including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings provided that the filings are made no later than 15 months from the date hereof (collectively, the “SEC Filings”), (v) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates in connection with the Offering, and (vi) in other publicity and marketing materials in connection with the Offering.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

On behalf of IHS Global, Inc.

/s/ Mark C. Boyadjis
Mark C. Boyadjis
Global Technology Lead & Associate Director IHS Markit (now a part of S&P Global) Mark.Boyadjis@spglobal.com
Phone: +1 612.816.1742